URBAN EDGE PROPERTIES
AMENDED AND RESTATED BYLAWS
ARTICLE I
OFFICES
Section 1. PRINCIPAL OFFICE. The principal office of the Trust in the State of Maryland shall be located at such place as the Board of Trustees may designate.
Section 2. ADDITIONAL OFFICES. The Trust may have additional offices, including a principal executive office, at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
Section 1. PLACE. All meetings of shareholders shall be held at the principal executive office of the Trust or at such other place as shall be set by the Board of Trustees and stated in the notice of the meeting. The Board of Trustees may determine, in its sole discretion, that any meeting of shareholders (including an annual meeting) shall not be held at any place but instead shall be held solely by means of remote communication.
Section 2. ANNUAL MEETING. An annual meeting of shareholders for the election of trustees and the transaction of any business within the powers of the Trust shall be held on the date and at the time set by the Board of Trustees.
Section 3. SPECIAL MEETINGS. Each of the chairman of the board, chief executive officer, president and a majority of the Board of Trustees then in office shall have the exclusive power to call a special meeting of shareholders. A special meeting of shareholders shall be held on the date and at the time set by the chairman of the board, chief executive officer, president or Board of Trustees, whoever has called the meeting.
Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Trust, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions.
The Trust may give a single notice to all shareholders who share an address, which single notice shall be effective as to any shareholder at such address, unless such shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.
Subject to Section 12(a) of this Article II, any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice. The Trust may postpone or cancel a meeting of shareholders by making a “public announcement” (as defined in Section 12(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.
Section 5. ORGANIZATION AND CONDUCT. Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, the secretary or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The secretary or, in the secretary’s absence, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Trustees or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of shareholders, an assistant secretary or, in the absence of all assistant secretaries, an individual appointed by the Board of Trustees or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 6. QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust of the Trust (the “Declaration of Trust”) for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the shareholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
The shareholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough shareholders to leave fewer than would be required to establish a quorum.
Section 7. VOTING. At any meeting of shareholders duly called, at which a quorum is present and at which trustees are to be elected: (i) each nominee in an uncontested election shall be elected by the vote of the majority of the votes cast with respect to that trustee’s election; and (ii) in a contested election, the nominees receiving a plurality of the votes cast shall be elected. For purposes of this section, (i) a “contested election” means an election of trustees occurring at a meeting of shareholders for which either (A)(I) the secretary of the Trust receives a notice that a shareholder has nominated a person for election to the Board of Trustees in compliance with the Declaration of Trust and these Bylaws, to the extent applicable, and applicable law and (II) such nomination has not been withdrawn by such shareholder on or before the tenth day before the Trust first mails its notice of meeting for such meeting to the shareholders or (B) the number of persons properly nominated for election to the Board of Trustees at such meeting exceeds the number of trustees to be elected in such election; (ii) an “uncontested election” means an election of trustees occurring at a meeting of shareholders that does not constitute a contested election; and (iii) a “majority of the votes cast” means that the number of votes cast “for” a trustee’s election exceeds the number of votes cast “against” that trustee’s election, with abstentions and broker nonvotes not counting as either votes “for” or “against” a trustee’s election. Each share may be voted for as many nominees as there are trustees to be elected and for whose election the share is entitled to be voted.
A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute, the Declaration of Trust or these Bylaws. Unless otherwise provided by statute or by the Declaration of Trust, each outstanding share of beneficial interest, regardless of class, entitles the holder thereof to cast one vote on each matter submitted to a vote at a meeting of shareholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.
Section 8. PROXIES. A holder of record of shares of beneficial interest of the Trust may cast votes in person or by proxy executed by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Trust before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.
Section 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of beneficial interest of the Trust registered in the name of a corporation, limited liability company, partnership, joint venture, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, managing member, manager, general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or fiduciary, in such capacity, may vote shares of beneficial interest registered in such trustee’s or fiduciary’s name, either in person or by proxy.
Shares of beneficial interest of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
The Board of Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares of beneficial interest registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable. On receipt by the Trust of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified shares of beneficial interest in place of the shareholder who makes the certification.
Section 10. INSPECTORS. The Board of Trustees or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (i) determine the number of shares of beneficial interest represented at the meeting in person or by proxy and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Section 11. REPORTS TO SHAREHOLDERS. The president or some other executive officer designated by the Board of Trustees shall prepare annually a full and correct statement of the affairs of the Trust, which shall include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the shareholders and, within 20 days after the annual meeting of shareholders, placed on file at the principal office of the Trust.
Section 12. ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEE AND OTHER SHAREHOLDER PROPOSALS.
(a) Annual Meetings of Shareholders. (1) Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) by any shareholder of the Trust who was a shareholder of record both at the time of giving of notice by the shareholder as provided for in this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 12(a).
(2) For any nomination or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the shareholder must have given timely notice thereof in writing to the secretary of the Trust and any such other business must otherwise be a proper matter for action by the shareholders. To be timely, a shareholder’s notice shall set forth all information required under this Section 12 and shall be delivered to the secretary at the principal executive office of the Trust not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 12(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that, in connection with the Trust’s first annual meeting or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above. For the avoidance of doubt, for a shareholder to bring nominations before an annual or special meeting, such shareholder must comply with either the procedures set forth in this Section 12 or the procedures set forth in Section 16 of this Article II, and these Sections shall be the exclusive means for a shareholder to bring nominations properly before an annual meeting or special meeting. A shareholder’s compliance with the procedures set forth in this Section 12 will not also be deemed to constitute compliance with the procedures set forth in Section 16.
(3) Such shareholder’s notice shall set forth:

(i) as to each individual whom the shareholder proposes to nominate for election or reelection as a trustee (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”);
(ii) as to any other business that the shareholder proposes to bring before the meeting, a description of such business, the shareholder’s reasons for proposing such business at the meeting and any material interest in such business of such shareholder or any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder or the Shareholder Associated Person therefrom;
(iii) as to the shareholder giving the notice, any Proposed Nominee and any Shareholder Associated Person,
(A) the class, series and number of all shares of beneficial interest or other securities of the Trust or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such shareholder, Proposed Nominee or Shareholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such shares or other security) in any Company Securities of any such person,
(B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such shareholder, Proposed Nominee or Shareholder Associated Person,
(C) whether and the extent to which such shareholder, Proposed Nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any entity that was listed in the Peer Group in the Share Performance Graph in the most recent annual report to security holders of the Trust (a “Peer Group Company”) for such shareholder, Proposed Nominee or Shareholder Associated Person or (II) increase or decrease the voting power of such shareholder, Proposed Nominee or Shareholder Associated Person in the Trust or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company) and
(D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Trust), by security holdings or otherwise, of such shareholder, Proposed Nominee or Shareholder Associated Person, in the Trust or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such shareholder, Proposed Nominee or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(iv) as to the shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 12(a) and any Proposed Nominee;
(A) the name and address of such shareholder, as they appear on the Trust’s share ledger, and the current name and business address, if different, of each such Shareholder Associated Person and any Proposed Nominee;
(B) the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person; and
(C) whether any such shareholder or any Shareholder Associated Person has received any financial assistance, funding or other consideration from any other person in respect of the nomination or such other business.
(v) the name and address of any person who contacted or was contacted by the shareholder giving the notice or any Shareholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such shareholder’s notice; and

(vi) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the Proposed Nominee or the proposal of other business on the date of such shareholder’s notice.
(4) Such shareholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Trust in connection with service or action as a trustee that has not been disclosed to the Trust and (b) will serve as a trustee of the Trust if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Trust, upon request, to the shareholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Trust are listed or over-the-counter market on which any securities of the Trust are traded).
(5) Notwithstanding anything in this subsection (a) of this Section 12 to the contrary, in the event that the number of trustees to be elected to the Board of Trustees is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 12(c)(3) of this Article II) for the preceding year’s annual meeting, a shareholder’s notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Trust not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Trust.
(6) For purposes of this Section 12, “Shareholder Associated Person” of any shareholder shall mean (i) any person acting in concert with, such shareholder, (ii) any beneficial owner of shares of beneficial interest of the Trust owned of record or beneficially by such shareholder (other than a shareholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such shareholder or Shareholder Associated Person.
(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of individuals for election to the Board of Trustees may be made at a special meeting of shareholders at which trustees are to be elected only (i) by or at the direction of the Board of Trustees or (ii) provided that the special meeting has been called in accordance with Section 3(a) of this Article II for the purpose of electing trustees, by any shareholder of the Trust who is a shareholder of record both at the time of giving of notice provided for in this Section 12 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 12. In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board of Trustees, any shareholder may nominate an individual or individuals (as the case may be) for election as a trustee as specified in the Trust’s notice of meeting, if the shareholder’s notice, containing the information required by paragraphs (a)(3) and (4) of this Section 12 is delivered to the secretary at the principal executive office of the Trust not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.
(c) General. (1) If information submitted pursuant to this Section 12 by any shareholder proposing a nominee for election as a trustee or any proposal for other business at a meeting of shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 12. Any such shareholder shall notify the Trust of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board of Trustees, any such shareholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Trustees or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 12 and (B) a written update of any information (including, if requested by the Trust, written confirmation by such shareholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the shareholder pursuant to this Section 12 as of an earlier date. If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 12.
(2) Except as set forth in Section 16 of this Article II, only such individuals who are nominated in accordance with this Section 12 shall be eligible for election by shareholders as trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 12. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 12.

(3) For purposes of this Section 12, the “date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission (the “Commission”) from time to time. “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Trust with the Commission pursuant to the Exchange Act or the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(4) Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, or the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 12 shall require disclosure of revocable proxies received by the shareholder or Shareholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such shareholder or Shareholder Associated Person under Section 14(a) of the Exchange Act.
(5) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
Section 13. CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law, or any successor statute (the “MGCL”), shall not apply to any acquisition by any person of shares of beneficial interest of the Trust. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.
Section 14. BUSINESS COMBINATION ACT. By virtue of resolutions adopted by the Board of Trustees prior to or at the time of adoption of these Bylaws, any “business combination” (as defined in Section 3-601(e) of the MGCL) between the Trust and any of its present or future shareholders, or any affiliates or associates of the Trust or any present or future shareholder of the Trust, or any other person or entity or group of persons or entities, is exempt from the provisions of Title 3, Subtitle 6 of the MGCL, including, but not limited to, the provisions of Section 3-602 of such Subtitle. The Board of Trustees may not revoke, alter or amend such resolution or otherwise adopt any resolution that is inconsistent with a prior resolution of the Board of Trustees that exempts any business combination (as defined in Section 3-601(e) of the MGCL) between the Trust and any other person, whether identified specifically, generally or by type from the provisions of Title 3, Subtitle 6 of the MGCL, without the affirmative vote of a majority of all the votes entitled to be cast on the matter.
Section 15. SHAREHOLDERS’ CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each shareholder entitled to vote on the matter and filed with the minutes of proceedings of the shareholders or (b) if the action is advised, and submitted to the shareholders for approval, by the Board of Trustees and a consent in writing or by electronic transmission of shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of shareholders is delivered to the Trust in accordance with the Maryland REIT Law or the other applicable provisions of the Corporations and Associations Article of the Annotated Code of Maryland (collectively, the “MRL”). The Trust shall give notice of any action taken by less than unanimous consent to each shareholder not later than ten days after the effective time of such action.
Section 16. PROXY ACCESS RIGHTS.
(a) Proxy Access Nomination.
    (1) Whenever the Board of Trustees solicits proxies with respect to the election of trustees at an annual meeting of shareholders, nominations of individuals for election to the Board of Trustees at such annual meeting may be made by (i) a shareholder or (ii) a group of no more than 20 shareholders that satisfy the requirements of this Section 16 (as further qualified by the provisions of this Section 16, any such individual or group, including as the context requires, each member thereof, being hereinafter referred to as an “Eligible Shareholder”). The nomination provisions set forth in this Section 16 are separate from, and in addition to, the nomination provisions set forth in Section 12. Subject to the provisions of this Section 16 and to the extent permitted by applicable law, the Trust shall include in its proxy materials for such annual meeting, in addition to any persons nominated for election by, or at the direction of, a majority of the Board of Trustees, the name, together with the Required Information (as defined below), of any person nominated for election (each such person being hereinafter referred to as a “Shareholder Nominee”) to the Board of Trustees by an Eligible Shareholder pursuant to this Section 16.
    (2) For purposes of this Section 16, the “Required Information” that the Trust will include in its proxy materials is (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Trust’s proxy statement by the rules and regulations promulgated under the Exchange Act, by these Bylaws, by the Declaration of Trust and/or pursuant to the rules of any national securities exchange on which any securities of the Trust are listed or over-the-counter market on which any securities of the Trust are traded and (ii) the written statement, if any, consisting of 500 words or less delivered by the Eligible Shareholder pursuant to procedures set forth in Section 16(d)(4), in support of the Shareholder Nominee’s candidacy that is clearly and specifically identified as the written statement that the Eligible Shareholder requests the Trust to include in its proxy materials and does not include any references to any other statements or written materials in support of the Shareholder Nominee’s candidacy or any website or other locations where any such statements or written materials may be found (the “Statement”). If the Eligible Shareholder has not provided to the secretary a Statement within the time period specified in this Section 16 for delivering the Notice of Proxy Access Nomination (as defined below), the Eligible Shareholder will be deemed to have not provided the Statement, and the Required Information will not include the Statement. Notwithstanding anything to the contrary contained in this Section 16, the Trust may omit from its proxy materials any information or Statement (or portion thereof) if the Trust believes that (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (C) the inclusion of such information in the proxy statement would otherwise violate the Commission proxy rules or any other applicable law, rule or regulation.
(b) Notice Requirements.
     (1) In order to nominate a Shareholder Nominee pursuant to this Section 16, an Eligible Shareholder must, in addition to satisfying the other requirements of this Section 16, provide to the secretary a written notice expressly nominating its Shareholder Nominee(s) and electing to have its Shareholder Nominee(s) included in the Trust’s proxy materials pursuant to this Section 16 that complies with the requirements set forth in this Section 16 (a “Notice of Proxy Access Nomination”) within the time period set forth below. In order for an Eligible Shareholder to nominate a Shareholder Nominee pursuant to this Section 16, the Eligible Shareholder’s Notice of Proxy Access Nomination must be received by the secretary at the principal executive office of the Trust not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for the Notice of Proxy Access Nomination to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which the public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a Notice of Proxy Access Nomination as described above. For purposes of this Section 16, the terms “date of the proxy statement” and “public announcement” shall have the meaning given to such terms in Section 12(c)(3).
(2) In order to nominate a Shareholder Nominee pursuant to this Section 16, an Eligible Shareholder providing the Required Information within the time period specified in Section 16(b)(1) for delivering the Notice of Proxy Access Nomination must further update and supplement such Required Information, if necessary, so that all such information provided or required to be provided shall be true and correct as of the close of business on the record date for purposes of determining the shareholders entitled to vote at such annual meeting and as of the date that is ten Business Days prior to such annual meeting, and such update and supplement (or a written notice stating that there is no such update or supplement) must be delivered in writing to the secretary at the principal executive office of the Trust not later than 5:00 p.m., Eastern Time, on the fifth Business Day after the record date for purposes of determining the shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 5:00 p.m., Eastern Time, on the fifth Business Day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting).
(3) In the event that any of the information or communications provided by the Eligible Shareholder or the Shareholder Nominee to the Trust or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the secretary of any defect in such previously provided information or communications and of the information that is required to correct any such defect.
(c) Maximum Number of Shareholder Nominees.
(1) The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that will be included in the Trust’s proxy materials with respect to an annual meeting shall not exceed the greater of (i) two or (ii) 20% of the number of trustees in office as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 16 (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below 20%; provided, that the maximum number of Shareholder Nominees that will be included in the Trust’s proxy materials with respect to an annual meeting will be reduced by (A) the number of Shareholder Nominees who the Board of Trustees itself decides to nominate for election at such annual meeting (including, without limitation, any individual who is or will be nominated by the Board of Trustees pursuant to any agreement or understanding with one or more shareholders to avoid such person being formally proposed as a Shareholder Nominee); (B) the number of individuals that the Board of Trustees decides to nominate for re-election who were previously elected to the Board of Trustees with respect to any of the preceding two annual meetings based on a nomination by one or more shareholders pursuant to this Section 16 (including, without limitation, any individual who was nominated by the Board of Trustees pursuant to any agreement or understanding with one or more shareholders to avoid such person being formally proposed as a Shareholder Nominee); and (C) Shareholder Nominees whose nomination is withdrawn by the Eligible Shareholder or who become unwilling to serve on the Board of Trustees.
(2) Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Trust’s proxy materials pursuant to this Section 16 shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Trust’s proxy statement in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 16 exceeds the maximum number of Shareholder Nominees provided for in Section 16(c)(1) (including by operation of Section 16(c)(3)). In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 16 for an annual meeting exceeds the maximum number of Shareholder Nominees provided for in Section 16(c)(1) (including by operation of Section 16(c)(3)), the highest ranking Shareholder Nominee who meets the requirements of this Section 16 from each Eligible Shareholder (with such determination and the determination of whether a shareholder or group of shareholders constitutes an Eligible Shareholder to be based on compliance with the provisions of this Section 16 as of the Final Proxy Access Nomination Date) will be selected for inclusion in the Trust’s proxy materials until the maximum number is reached, going in order from the largest to the smallest of such Eligible Shareholders based on the number of shares of beneficial interest of the Trust each Eligible Shareholder disclosed as owned by such Eligible Shareholder in the Notice of Proxy Access Nomination submitted to the Trust hereunder. If the maximum number of Shareholder Nominees provided for in this Section 16 is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 16 from each Eligible Shareholder determined in the manner set forth above has been selected, this selection process will continue as many times as necessary, following the same order each time, until the maximum number of Shareholder Nominees provided for in this Section 16 is reached. The Shareholder Nominees initially selected in accordance with this Section 16(c)(2) will be the only Shareholder Nominees eligible to be nominated or included in the Trust’s proxy materials pursuant to this Section 16. The Notices of Proxy Access Nomination and nominations of all of the remaining Shareholder Nominees not initially selected pursuant to this Section 16(c)(2) will be deemed to have been withdrawn by each of the applicable shareholders as of the Final Proxy Access Nomination Date, and, following such initial selection, if any one or more of the Shareholder Nominees so selected are (i) nominated by the Board of Trustees or (ii) not included in the Trust’s proxy materials or are not submitted for election for any reason, including, without limitation, a subsequent failure to comply with this Section 16 by the Eligible Shareholder or the Eligible Shareholder’s withdrawal of the nomination, then, in each case, no additional Shareholder Nominees will be included in the Trust’s proxy materials or otherwise submitted for shareholder election pursuant to this Section 16.
(3) If for any reason one or more vacancies occur on the Board of Trustees after the Final Proxy Access Nomination Date but before the date of the applicable annual meeting and the Board of Trustees resolves to reduce the size of the Board of Trustees in connection therewith, the maximum number of Shareholder Nominees eligible to be nominated or included in the Trust’s proxy materials pursuant to this Section 16 shall be calculated based on the number of Trustees in office as so reduced. The Notices of Proxy Access Nomination and nominations of any Shareholder Nominees who cease to be eligible to be nominated or included in the Trust’s proxy materials pursuant to this Section 16 as a result of the operation of this Section 16(c)(3) will be deemed to have been withdrawn by each of the applicable Eligible Shareholders as of the Final Proxy Access Nomination Date.
(d) Shareholder Eligibility.
(1) For purposes of this Section 16, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of beneficial interest of the Trust as to which the Eligible Shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) (x) shall not include any shares (1) borrowed by such Eligible Shareholder for any purposes or purchased by such Eligible Shareholder pursuant to an agreement to resell, (2) sold by such Eligible Shareholder or any of its affiliates in any transaction that has not been settled or closed or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding shares of beneficial interest of the Trust, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (I) reducing in any manner, to any extent or at any time in the future, such Eligible Shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares by such Eligible Shareholder or any of its affiliates and/or (II) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such Eligible Shareholder or affiliate, and (y) shall be reduced by the notional amount of shares of beneficial interest of the Trust subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Shareholder or any of its affiliates, whether or not any such instrument is to be settled with shares or with cash, to the extent the number of shares owned by the Eligible Shareholder was not already reduced by such amount pursuant to clause (x)(3) above, and a number of shares of beneficial interest of the Trust equal to the net “short”

position in the shares of beneficial interest of the Trust held by such Eligible Shareholder’s affiliates, whether through short sales, options, warrants, forward contracts, swaps, contracts of sale, other derivatives or similar agreements or any other agreement or arrangement. An Eligible Shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the Eligible Shareholder retains the right to instruct how the shares are voted with respect to the election of trustees and possesses the full economic interest in the shares. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is unconditionally revocable at any time by the Eligible Shareholder. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has loaned such shares, provided that the Eligible Shareholder has the power to recall such loaned shares on no more than five Business Days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it will (y) promptly recall such loaned shares upon being notified that any of its Shareholder Nominees will be included in the Trust’s proxy materials pursuant to this Section 16 and (z) continue to hold such recalled shares (including the right to vote such shares) through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of beneficial interest of the Trust are “owned” for these purposes shall be determined by the Board of Trustees or any committee thereof. For purposes of this Section 16, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations of the Exchange Act.
(2) In order to make a nomination pursuant to this Section 16, an Eligible Shareholder must have owned the Required Ownership Percentage (as defined below) of the Trust’s outstanding shares of beneficial interest (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) or longer as of both the date the Notice of Proxy Access Nomination is required to be received by the Trust in accordance with this Section 16 and the close of business on the record date for determining shareholders entitled to vote at the applicable annual meeting, and must continue to own the Required Shares through the applicable meeting date (and any postponement or adjournment thereof); provided, that, up to, but not more than, 20 individual shareholders who otherwise meet all of the requirements to be an Eligible Shareholder may aggregate their shareholdings in order to meet the Required Ownership Percentage, but not the Minimum Holding Period, of the Required Shares. Should any shareholder withdraw from a group of Eligible Shareholders at any time prior to the annual meeting, the group of Eligible Shareholders shall only be deemed to own the shares held by the remaining members of the group. For purposes of this Section 16, the “Required Ownership Percentage” is 3% or more of the Trust’s issued and outstanding shares of beneficial interest, and the “Minimum Holding Period” is three years.
(3) Whenever the Eligible Shareholder consists of a group of more than one shareholder, each provision in this Section 16 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions. In determining the aggregate number of shareholders in a group, a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, (a “Qualifying Fund Family”) shall be treated as one shareholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 16, a Qualifying Fund Family whose share ownership is counted for purposes of determining whether a shareholder or group of shareholders qualifies as an Eligible Shareholder shall provide to the secretary such documentation as is reasonably satisfactory to the Board of Trustees, in its sole discretion, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition hereof. When an Eligible Shareholder is comprised of a group, a violation of any provision of these Bylaws by any member of the group shall be deemed a violation by the entire Eligible Shareholder group. No person may be a member of more than one group of persons constituting an Eligible Shareholder with respect to any annual meeting.
(4) In addition to providing the Notice of Proxy Access Nomination in accordance with Section 16(b)(1) above, in order to nominate a Shareholder Nominee pursuant to this Section 16, an Eligible Shareholder or the Shareholder Nominee, as applicable, must provide the following information, agreements, representations and warranties in writing to the secretary within the time period specified in this Section 16 for delivering the Notice of Proxy Access Nomination:
(i) one or more written statements from the record holders of the Required Shares or from the intermediaries through which the shares are or have been held during the Minimum Holding Period verifying that, as of a date within seven Business Days prior to the date the Notice of Proxy Access Nomination is received by the secretary, the Eligible Shareholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide the updates and supplements (or written notices stating that there are no such updates or supplements) described in Section 16(b)(2) within the time periods set forth therein;
(ii) a copy of the Schedule 14N filed or to be filed with the Commission in accordance with Rule 14a-18 of the Exchange Act (and, if not included in such Schedule 14N, the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N);
(iii) the Required Information (with the Statement, if any, clearly and specifically identified as such) and all other information, representations and agreements that are required to be set forth in a shareholder’s notice, or provided to the Trust in order to nominate an individual for election as a trustee, pursuant to Section 12;
(iv) the written consent of each Shareholder Nominee to being named in the proxy statement as a nominee and to serving as a trustee if elected;
(v) in the case of a Notice of Proxy Access Nomination that is submitted by an Eligible Shareholder that is comprised of a group of shareholders, the designation by all of such shareholders of one of such shareholders that is authorized to act on behalf of all of such shareholders with respect to all matters relating to the nomination or inclusion in the Trust’s proxy materials of the Shareholder Nominee(s) nominated by such Eligible Shareholder, including, without limitation, the withdrawal of such nomination;
(vi) an agreement by each Shareholder Nominee, upon such Shareholder Nominee’s election, to make such acknowledgements, enter into such agreements and provide such information as the Board of Trustees requires of all trustees at such time, including without limitation, agreeing to be bound by the Trust’s code of ethics, insider trading policies and procedures and other similar policies and procedures;
(vii) an irrevocable resignation of the Shareholder Nominee, which shall become effective upon a determination in good faith by the Board of Trustees or any committee thereof that the information provided to the Trust by such individual pursuant to this Section 16 was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(viii) a representation and/or warranty, as applicable, (in the form provided by the secretary upon written request) that the Eligible Shareholder (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Trust, and that the Eligible Shareholder does not presently have such intent, (2) has not nominated and will not nominate for election to the Board of Trustees at the annual meeting (or any postponement or adjournment thereof) any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 16, (3) has not engaged and will not engage in, and has not and will not be a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a trustee at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Trustees, (4) will not distribute to any shareholder any form of proxy for the annual meeting other than the form of proxy distributed by the Trust, (5) agrees to comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, including, without limitation, Rule 14a-9 promulgated under the Exchange Act, (6) meets the requirements set forth in this Section 16 and (7) has provided and will continue to provide facts, statements and other information in all communications with the Trust and its shareholders in connection with the nomination hereunder that is or will be true and correct in all material respects and does not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and
(ix) a written undertaking (in the form provided by the secretary upon written request) that the Eligible Shareholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the communications with shareholders of the Trust by the Eligible Shareholder, its affiliates and associates, or their respective agents or representatives, either before or after the furnishing of the Notice of Proxy Access Nomination, or out of the facts, statements or information that the Eligible Shareholder or its Shareholder Nominee(s) has provided or will provide to the Trust or filed with the Commission, (2) indemnify and hold harmless the Trust and each of its trustees, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the Trust individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Trust or any of its trustees, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the Trust arising out of any nomination of a Shareholder Nominee submitted by the Eligible Shareholder pursuant to this Section 16, and (3) promptly provide to the Trust such additional information as requested pursuant to this Section 16.
(x) In connection with Section 16(d)(4)(i) above, if any intermediary which verifies the Eligible Shareholder’s ownership of the Required Shares for the Minimum Holding Period is not the record holder of such shares, a Depository Trust Company (“DTC”) participant or an affiliate of a DTC participant, then the Eligible Shareholder will also need to provide a written statement as required by Section 16(d)(4)(i) from the record holder of such shares, a DTC participant or an affiliate of a DTC participant that can verify the holdings of such intermediary.
        (e) Shareholder Nominee Requirements.
(1) Notwithstanding anything in these Bylaws to the contrary, the Trust shall not be required to include, pursuant to this Section 16, any Shareholder Nominee in its proxy materials (and no such Shareholder Nominee may be nominated pursuant to this Section 16) for any annual meeting of shareholders (i) for which the secretary receives a notice that the Eligible Shareholder or any other shareholder of the Trust has nominated one or more persons for election to the Board of Trustees pursuant to the advance notice requirements for Shareholder Nominees for trustee set forth in Section 12,

(ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a trustee at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Trustees, (iii) if such Shareholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Trust, or is receiving or will receive any such compensation or other payment from any person or entity other than the Trust, in each case, in connection with service as a trustee of the Trust, (iv) who is not independent pursuant to the rules of any national securities exchange on which any securities of the Trust are listed or over-the-counter market on which any securities of the Trust are traded, any applicable rules of the Commission and any publicly disclosed standards used by the Board of Trustees in determining and disclosing independence of the Trust’s trustees, in each case, as determined by the Board of Trustees or any committee thereof, (v) who does not meet the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the shares of beneficial interest of the Trust are listed; (vi) who is not a “non-employee trustee” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (vii) who is not an “outside trustee” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (viii) whose election as a member of the Board of Trustees would cause the Trust to be in violation of these Bylaws, the Declaration of Trust, the rules of any national securities exchange on which any securities of the Trust are listed or over-the-counter market on which any securities of the Trust are traded, or any applicable state or federal law, rule or regulation, (ix) who provides any information to the Trust or its shareholders required or requested pursuant to any provision of these Bylaws that is not accurate, truthful and complete in all material respects, or that otherwise contravenes any of the agreements, representations or undertakings made by the Shareholder Nominee in connection with the nomination, (x) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (xi) who is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten years, (xii) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (xiii) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Trust in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Trustees or any committee thereof or (xiv) the Eligible Shareholder or applicable Shareholder Nominee fails to comply with its obligations pursuant to this Section 16.
(2) Any Shareholder Nominee who is included in the Trust’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election to the Board of Trustees at such annual meeting, or (ii) does not receive a number of “for” votes equal to at least 25% of the number of shares present and entitled to vote for the election of trustees, will be ineligible for nomination or inclusion in the Trust’s proxy materials as a Shareholder Nominee pursuant to this Section 16 for the next two annual meetings of shareholders.
(3) Notwithstanding anything to the contrary set forth herein, if the Board of Trustees or a designated committee thereof determines that any shareholder nomination was not made in accordance with the terms of this Section 16 or that the information provided in a Notice of Proxy Access Nomination does not satisfy the informational requirements of this Section 16 in any material respect, then such nomination shall not be considered at the applicable annual meeting. If neither the Board of Trustees nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 16, the presiding officer of the annual meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any shareholder nomination was not made in accordance with the terms of this Section 16 or that the information provided in a shareholder’s notice does not satisfy the informational requirements of this Section 16 in any material respect, then such nomination shall not be considered at the applicable annual meeting. Additionally, such nomination will not be considered at the annual meeting in question if the Eligible Shareholder (or a qualified representative thereof) does not appear at the applicable annual meeting to present any nomination of the Shareholder Nominee(s) included in the Trust’s proxy materials pursuant to this Section 16. For purposes of this Section 16, to be considered a qualified representative of a shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as its proxy at the annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting. If the Board of Trustees, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section 16, the presiding officer shall so declare at the applicable annual meeting and ballots shall be provided for use at such meeting with respect to such Shareholder Nominee.
(f) This Section 16 provides the exclusive method for shareholders to include nominees for trustee in the Trust’s proxy materials. A shareholder’s compliance with the procedures set forth in this Section 16 will not also be deemed to constitute compliance with the procedures set forth in, or notice pursuant to, Section 12.
(g) For the avoidance of doubt, the Trust may solicit against, and include in the proxy statement its own statement relating to, any Shareholder Nominee.
(h) For purposes of this Section 16, any determination to be made by the Board of Trustees may be made by the Board of Trustees, a committee of the Board of Trustees or any officer of the Trust designated by the Board of Trustees or a committee of the Board of Trustees, and any such determination shall be final and binding on the Trust, any

Eligible Holder, Shareholder Nominee and any other person so long as made in good faith (without any further requirements). The chairman of any annual meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Shareholder Nominee has been nominated in accordance with the requirements of this Section 16 and, if not so nominated, shall direct and declare at the meeting that such Shareholder Nominee shall not be considered.
ARTICLE III
TRUSTEES
Section 1. GENERAL POWERS. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees.
Section 2. NUMBER, TENURE, QUALIFICATIONS AND RESIGNATION. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of trustees, provided that the number thereof shall never be less than the minimum number required by the MRL, nor more than 15, and further provided that the tenure of office of a trustee shall not be affected by any decrease in the number of trustees. In case of failure to elect trustees at the designated time, the trustees holding over shall continue to serve as trustees until their successors are elected and qualify. Notwithstanding the foregoing, if the number of trustees of the Trust is decreased as of the end of the then current term of one or more trustees, then any such trustees who are not nominated for reelection at the meeting of shareholders coinciding with the end of their current term shall cease to be trustees as of the end of their current term. Any trustee of the Trust may resign at any time by delivering his or her resignation to the Board of Trustees, the chairman of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.
Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Trustees. The Board of Trustees may provide, by resolution, the time and place of regular meetings of the Board of Trustees without other notice than such resolution.
Section 4. SPECIAL MEETINGS. Special meetings of the Board of Trustees may be called by or at the request of the chairman of the board, the chief executive officer, the president or a majority of the trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees the time and place of any special meeting of the Board of Trustees called by them. The Board of Trustees may provide, by resolution, the time and place for special meetings of the Board of Trustees without other notice than such resolution.
Section 5. NOTICE. Notice of any special meeting of the Board of Trustees shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each trustee at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the trustee or his or her agent is personally given such notice in a telephone call to which the trustee or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the trustee. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the trustee and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.
Section 6. QUORUM. A majority of the trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such trustees is present at such meeting, a majority of the trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Declaration of Trust or these Bylaws, the vote of a majority or other percentage of a particular group of trustees is required for action, a quorum must also include a majority or such other percentage of such group.
The trustees present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough trustees to leave fewer than required to establish a quorum.
Section 7. VOTING. The action of a majority of the trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws. If enough trustees have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.
Section 8. ORGANIZATION. At each meeting of the Board of Trustees, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the board, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a trustee chosen by a majority of the trustees present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Trust or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.
Section 9. TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 10. CONSENT BY TRUSTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each trustee and is filed with the minutes of proceedings of the Board of Trustees.
Section 11. VACANCIES. If for any reason any or all the trustees cease to be trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining trustees hereunder. Except as may be provided by the Board of Trustees in setting the terms of any class or series of preferred shares of beneficial interest, any vacancy on the Board of Trustees may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which the vacancy occurred and until a successor is elected and qualifies.
Section 12. COMPENSATION. Trustees shall not receive any stated salary for their services as trustees but, by resolution of the trustees, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Trust and for any service or activity they performed or engaged in as trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the trustees or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as trustees; but nothing herein contained shall be construed to preclude any trustees from serving the Trust in any other capacity and receiving compensation therefor.
Section 13. RELIANCE. Each trustee and officer of the Trust shall, in the performance of his or her duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust whom the trustee or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the trustee or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a trustee, by a committee of the Board of Trustees on which the trustee does not serve, as to a matter within its designated authority, if the trustee reasonably believes the committee to merit confidence.
Section 14. RATIFICATION. The Board of Trustees or the shareholders may ratify and make binding on the Trust any action or inaction by the Trust or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the matter. Moreover, any action or inaction questioned in any shareholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the shareholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
Section 15. INTERESTED TRUSTEE TRANSACTIONS. Section 2-419 of the MGCL shall be available for and apply to any contract or other transaction between the Trust and any of its trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its trustees is a trustee or director or has a material financial interest.
Section 16. CERTAIN RIGHTS OF TRUSTEES AND OFFICERS. Any trustee or officer, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Trust.
Section 17. EMERGENCY PROVISIONS. Notwithstanding any other provision in the Declaration of Trust or these Bylaws, this Section 17 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Trustees under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Trustees, (i) a meeting of the Board of Trustees or a committee thereof may be called by any trustee or officer by any means feasible under the circumstances; (ii)

notice of any meeting of the Board of Trustees during such an Emergency may be given less than 24 hours prior to the meeting to as many trustees and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of trustees necessary to constitute a quorum shall be one-third of the entire Board of Trustees.
ARTICLE IV
COMMITTEES
Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Trustees may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and other committees, composed of one or more trustees, to serve at the pleasure of the Board of Trustees.
Section 2. POWERS. The Board of Trustees may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Trustees. Except as may be otherwise provided by the Board of Trustees, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more trustees, as the committee deems appropriate in its sole and absolute discretion.
Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Trustees may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another trustee to act in the place of such absent member.
Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 5. CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.
Section 6. VACANCIES. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.
ARTICLE V
OFFICERS
Section 1. GENERAL PROVISIONS. The officers of the Trust shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Trustees may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Board of Trustees, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.
Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed, with or without cause, by the Board of Trustees if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by delivering his or her resignation to the Board of Trustees, the chairman of the board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Trustees for the balance of the term.
Section 4. CHIEF EXECUTIVE OFFICER. The Board of Trustees may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Trust. The chief executive officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, and for the management of the business and affairs of the Trust. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Trustees from time to time.
Section 5. CHIEF OPERATING OFFICER. The Board of Trustees may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Trustees or the chief executive officer.
Section 6. CHIEF FINANCIAL OFFICER. The Board of Trustees may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Trustees or the chief executive officer.
Section 7. CHAIRMAN OF THE BOARD. The Board of Trustees may designate from among its members a chairman of the board, who shall not, solely by reason of these Bylaws, be an officer of the Trust. The Board of Trustees may designate the chairman of the board as an executive or non-executive chairman. The chairman of the board shall preside over the meetings of the Board of Trustees. The chairman of the board shall perform such other duties as may be assigned to him or her by these Bylaws or the Board of Trustees.
Section 8. PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Trust. In the absence of a designation of a chief operating officer by the Board of Trustees, the president shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Trustees from time to time.
Section 9. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president or the Board of Trustees. The Board of Trustees may designate one or more vice presidents as executive vice president, senior vice president, or vice president for particular areas of responsibility.
Section 10. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Trustees.
Section 11. TREASURER. The treasurer shall have the custody of the funds and securities of the Trust, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust, shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees and in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Trustees. In the absence of a designation of a chief financial officer by the Board of Trustees, the treasurer shall be the chief financial officer of the Trust.
The treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the president and Board of Trustees, at the regular meetings of the Board of Trustees or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Trust.
Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board of Trustees.

Section 13. COMPENSATION. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Trustees and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a trustee._
ARTICLE VI
CONTRACTS, CHECKS AND DEPOSITS
Section 1. CONTRACTS. The Board of Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Trust when duly authorized or ratified by action of the Board of Trustees and executed by an authorized person.
Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Board of Trustees.
Section 3. DEPOSITS. All funds of the Trust not otherwise employed shall be deposited or invested from time to time to the credit of the Trust as the Board of Trustees, the chief executive officer, the president, the chief financial officer, or any other officer designated by the Board of Trustees may determine.
ARTICLE VII
SHARES
Section 1. CERTIFICATES. Except as may be otherwise provided by the Board of Trustees, shareholders of the Trust are not entitled to certificates evidencing the shares of beneficial interest held by them. In the event that the Trust issues shares of beneficial interest evidenced by certificates, such certificates shall be in such form as prescribed by the Board of Trustees or a duly authorized officer, shall contain the statements and information required by the MRL and shall be signed by the officers of the Trust in any manner permitted by the MRL. In the event that the Trust issues shares of beneficial interest without certificates, to the extent then required by the MRL, the Trust shall provide to the record holders of such shares a written statement of the information required by the MRL to be included on share certificates. There shall be no differences in the rights and obligations of shareholders based on whether or not their shares are evidenced by certificates.
Section 2. TRANSFERS. All transfers of shares shall be made on the books of the Trust, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Trustees or any officer of the Trust may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Trustees that such shares shall no longer be evidenced by certificates. Upon the transfer of any uncertificated shares the Trust shall provide to the record holders of such shares, to the extent then required by the MRL, a written statement of the information required by the MRL to be included on share certificates.
The Trust shall be entitled to treat the holder of record of any share of beneficial interest as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.
Notwithstanding the foregoing, transfers of shares of any class or series of beneficial interest will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.
Section 3. REPLACEMENT CERTIFICATE. Any officer of the Trust may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such shareholder and the Board of Trustees has determined that such certificates may be issued. Unless otherwise determined by an officer of the Trust, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Trust a bond in such sums as it may direct as indemnity against any claim that may be made against the Trust.
Section 4. FIXING OF RECORD DATE. The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.
When a record date for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.
Section 5. SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.
Section 6. FRACTIONAL SHARES; ISSUANCE OF UNITS. The Board of Trustees may authorize the Trust to issue fractional shares or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board of Trustees may authorize the issuance of units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.
ARTICLE VIII
ACCOUNTING YEAR
The Board of Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.
ARTICLE IX
DISTRIBUTIONS
Section 1. AUTHORIZATION. Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized by the Board of Trustees, subject to the provisions of law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or shares of beneficial interest of the Trust, subject to the provisions of law and the Declaration of Trust.
Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine, and the Board of Trustees may modify or abolish any such reserve.
ARTICLE X
INVESTMENT POLICY
Subject to the provisions of the Declaration of Trust, the Board of Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.
ARTICLE XI
SEAL
Section 1. SEAL. The Board of Trustees may authorize the adoption of a seal by the Trust. The seal shall contain the name of the Trust and the year of its formation and the words “Formed Maryland.” The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof.
Section 2. AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE XII
INDEMNIFICATION AND ADVANCE OF EXPENSES
To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former trustee or officer of the Trust and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a trustee or officer of the Trust and at the request of the Trust, serves or has served as a director, trustee, officer, partner, member or manager of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Declaration of Trust and these Bylaws shall vest immediately upon election of a trustee or officer. The Trust may, with the approval of its Board of Trustees, provide such indemnification and advance for expenses to an individual who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.
Neither the amendment nor repeal of this Article XII, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph of this Article XII with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.
ARTICLE XIII
WAIVER OF NOTICE
Whenever any notice of a meeting is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.
ARTICLE XIV
EXCLUSIVE FORUM FOR CERTAIN LITIGATION
Unless the Trust consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Trust, (b) any action asserting a claim of breach of any duty owed by any trustee or officer or other employee of the Trust to the Trust or to the shareholders of the Trust, (c) any action asserting a claim against the Trust or any trustee or officer or other employee of the Trust arising pursuant to any provision of the MRL, the Declaration of Trust or these Bylaws, or (d) any action asserting a claim against the Trust or any trustee or officer or other employee of the Trust that is governed by the internal affairs doctrine.
ARTICLE XV
AMENDMENT OF BYLAWS
The Board of Trustees is vested with the power to adopt new Bylaws and to alter or repeal any provision of these Bylaws or any altered or new Bylaws adopted in the future. In addition, to the extent permitted by law, the shareholders of the Trust may alter or repeal any provision of these Bylaws or any altered or new Bylaws adopted in the future and adopt new Bylaw provisions if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

ARTICLE XVI
MISCELLANEOUS
All references to the Declaration of Trust shall include all amendments and supplements thereto and any other documents filed with and accepted for record by the State Department of Assessments and Taxation related thereto.
Adopted and effective as of February 25, 2022